UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Suite 888, Miami, Florida 33137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 5, 2018, Veru Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the financial institutions party thereto from time to time (the “Lenders”) and SWK Funding LLC, as agent for the Lenders (the “Agent”), for a synthetic royalty financing transaction. On and subject to the terms of the Credit Agreement, the Lenders agreed to provide the Company with a multi-draw term loan of up to $12.0 million, with $10 million advanced to the Company on the date of the Credit Agreement. The Company may draw up to an additional $1.0 million if the Company enters into an agreement to distribute at least 47.5 million units of its FC2 Female Condom (“FC2”) in Brazil upon the terms described in the Credit Agreement and up to an additional $1.0 million if the Company enters into an agreement to distribute at least 30 million units of FC2 in South Africa upon the terms described in the Credit Agreement.

The Lenders will be entitled to receive quarterly payments on the term loan based on the Company’s product revenue from net sales of FC2 as provided in the Credit Agreement until the Company has paid 175% of the aggregate amount advanced to the Company under the Credit Agreement. Upon the Credit Agreement’s termination date of March 5, 2025, the Company must pay 175% of the aggregate amount advanced to the Company under the Credit Agreement less the amounts previously paid by the Company from product revenue, less the outstanding principal amount of the loans as of such date. Upon a change of control of the Company or sale of the FC2 business, the Company must pay off the loan by making a payment to the Lenders equal to (a) if the change of control or sale of the FC2 business occurs prior to September 5, 2018, an amount equal to 165% of the aggregate amount actually advanced to the Company under the Credit Agreement or (b) if the change of control or sale of the FC2 business occurs on or after September 5, 2018, an amount equal to (i) 175% of the aggregate amount advanced to the Company under the Credit Agreement less the amounts previously paid by the Company from product revenue, less the outstanding principal amount of the loans as of such date, plus (ii) the greater of (A) $2 million or (B) the product of (x) 5% of the product revenue from net sales of FC2 for the most recently completed 12 month period multiplied by (y) five. A “change of control” under the Credit Agreement includes (i) an acquisition by any person of direct or indirect ownership of more than 50% of the Company’s issued and outstanding voting equity, (ii) a change of control or similar event in the Company’s articles of incorporation or bylaws, (iii) certain Key Persons as defined in the Credit Agreement cease to serve in their current executive capacities unless replaced within 90 days by a person reasonably acceptable to the Agent, which acceptance not to be unreasonably withheld, or (iv) the sale of all or substantially all of the Company’s assets.

The Credit Agreement contains customary representations and warranties in favor of the Agent and the Lenders and certain covenants, including financial covenants addressing minimum quarterly marketing and distribution expenses for FC2 and a requirement to maintain minimum unencumbered liquid assets of $1 million. The recourse of the Lenders and the Agent for obligations under the Credit Agreement is limited to assets relating to FC2.

In connection with the Credit Agreement, Veru and the Agent also entered into a Residual Royalty Agreement, dated as of March 5, 2018 (the “Residual Royalty Agreement”), which provides for an ongoing royalty payment of 5% of product revenue from net sales of FC2 commencing upon the payment in full by the Company of the return premium pursuant to the Credit Agreement of 175% of the aggregate amount actually advanced to the Company under the Credit Agreement, less the amounts previously paid by the Company from product revenue, less the outstanding principal amount of the loans as of such date. The Residual Royalty Agreement will terminate upon (i) a change of control or sale of the FC2 business and the payment by the Company of the amount due in connection therewith pursuant to the Credit Agreement, or (ii) mutual agreement of the parties.

Pursuant to a Guarantee and Collateral Agreement dated as of March 5, 2018 (the “Collateral Agreement”) and an Intellectual Property Security Agreement dated as of March 5, 2018 (the “IP Security Agreement”), the Company’s obligations under the Credit Agreement are secured by a lien against substantially all of the assets of the Company that relate to or arise from FC2. In addition, pursuant to a Pledge Agreement dated as of March 5, 2018 (the “Pledge Agreement”), the Company’s obligations under the Credit Agreement are secured by a pledge of up to 65% of the outstanding shares of The Female Health Company Limited, a wholly owned UK subsidiary.

After payment by the Company of certain fees and expenses of the Agent and the Lenders as required in the Credit Agreement, the Company received net proceeds of approximately $9.9 million from the initial $10 million advance under the Credit Agreement.

The foregoing description of the Credit Agreement, the Residual Royalty Agreement, the Collateral Agreement, the IP Security Agreement and the Pledge Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreements, copies of which are attached as exhibits hereto and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1	Credit Agreement, dated as of March 5, 2018, among the Company, the Agent and the Lenders party thereto from time to time.

Exhibit 10.2	Residual Royalty Agreement, dated as of March 5, 2018, between the Company and the Agent.

Exhibit 10.3	Guarantee and Collateral Agreement, dated as of March 5, 2018, between the Company and the Agent.

Exhibit 10.4	Intellectual Property Security Agreement, dated as of March 5, 2018, between the Company and the Agent.

Exhibit 10.5	Pledge Agreement, dated as of March 5, 2018, between the Company and the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Executive Vice President of Finance and Chief Administrative Officer

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